Exhibit 99.1

DRAFT CONFIDENTIAL Investor Materials Relating to the Acquisition of TriState Sabine, LLC November 1, 2011

Forward Looking Statements This presentation contains forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, regarding future events, occurrences, circumstances, activities, performance, outcomes and results of Crestwood Midstream Partners LP ("Crestwood" or "CMLP"). Although these statements reflect the current views, assumptions and expectations of Crestwood's management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. However, a variety of factors could cause actual results to materially differ from Crestwood's current expectations in financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions; fluctuations in natural gas prices; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate acquired businesses, and realize any cost savings and other synergies from any acquisition; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness; as well as other factors disclosed in Crestwood's filings with the Securities and Exchange Commission. The forward-looking statements included in this presentation are made only as of the date of this presentation, and we undertake no obligation to update any of these forward-looking statements to reflect new information, future events or circumstances except to the extent required by applicable law. 2

3 The Crestwood Strategy SM We are a Pure Play, Shale Play Midstream Company We invest in Diversified Basins with Core Acreage Dedications We align with Experienced Shale Producers We lower our risk through Long-Term, Fixed Fee Contracts We expand Infrastructure and Cash Flow as the Shale Play Life Cycle matures We will maintain Financial Flexibility (Ample Liquidity & Moderate Leverage) We benefit from our Unique Partnership with First Reserve

4 The Crestwood Strategy Focus on growing shale plays with gathering, processing, treating and compression assets that benefit from: Core acreage dedications Strong producer drilling economics History of improving well performance Long term, fixed fee contracts Expand by developing basin infrastructure and through bolt-on acquisitions Partner with producers during the shale play development cycle Provide investors with visible volume and cash flow growth Drive investment multiples lower and returns higher Pure Play, Shale Play

The Crestwood Strategy

Diversified basins with core acreage dedications

- Crestwood's pipelines and plants serve natural gas and NGL production in the Barnett Shale, Fayetteville Shale, Haynesville/Bossier Shale, Avalon Shale and the Granite Wash resource plays
- Approximately 310,000 acres are dedicated to Crestwood under long term contracts which extend through 2020-2025 with an excess of 5+ Tcfe reserve potential per producer forecasts
- Crestwood's portfolio is diversified and well positioned for growth as producers develop their properties from the early exploration phase to the HBP (held by production) phase to the in-fill drilling phase



100,000+ acres with 15 year contracts; 10-20% developed
13,000+ acres in growing rich-gas play
Granite Wash
Fayetteville Shale
Avalon Shale
Barnett Shale
Haynesville Bossier Shale
55,000 acres in emerging liquide-rich area
122,000 acres with 10 year contracts; 50% developed
20,000 acres with 5 -10 year contracts; in HBP phase

Key Statistics as of 9/30/11	
Current Volumes:	700 MM/d[1]
Pipeline Miles:	792
Gathering Cap:	1.5 B/d
Processing Cap:	361 MM/d
Treating Cap:	605 MM/d
Compression HP:	205,000
Wells Connected:	~1,100

(1) Key Statistics are pro-forma for the Tristate acquisition

Crestwood MIDSTREAM PARTNERS LP

5

Align with Experienced Shale Producers 6 Barnett Shale Haynesville Avalon Shale Marcellus Haynesville Barnett Shale Fayetteville Barnett Shale Haynesville Marcellus Granite Wash Fayetteville Eagle Ford Haynesville The Crestwood Strategy Granite Wash Antrim Shale Fayetteville Granite Wash Haynesville/Bossier Eagle Ford Haynesville/Bossier Granite Wash Permian Eagle Ford Barnett Shale Horn River Basin Permian Niobrara

Transaction Overview 7 TriState Sabine LLC acquired on November 1, 2011 Initial purchase price of $65 million funded from Crestwood's $500 million credit facility Estimated $305 million drawn post close No significant impact on liquidity $8 million deferred payment on November 1, 2012 subject to post-closing adjustments and indemnities Transaction expected to be immediately accretive to the Partnership Compelling purchase price multiple of 7.2X - 8.1X 2012 EBITDA estimate of $9 million based upon 4Q 2011 forecasted run rate

Asset Overview 8 Assets include 52 miles of high-pressure gas gathering pipelines serving Toledo Bend South Field area located in Sabine Parish, Louisiana System largely built since 2009 resulting in low maintenance costs Gulf South and Tennessee Gas provides premium downstream markets Experienced shale producers include Comstock Resources, Chesapeake Energy, Devon Energy and Forest Oil Approximately 20,000 acres dedicated under long-term, fixed-fee contracts Productive for Haynesville, Bossier, James Lime and Fredricksburg Current expansion increasing capacity to 100 MMcf/d for gathering and 80 MMcf/d for treating Expansion capital included in purchase price; expected completion in 4Q 2011 Post expansion volumes estimated at approximately 60-70 MMcf/d

Strategic Benefits of Acquisition 9 Expands Crestwood's midstream shale play portfolio Haynesville/Bossier Shale is the leading US natural gas producing play by volume Adds multiple experienced shale play producers committed to the area Long-term contracts (up to 10 years) with fixed-fee rate structures Provides competitive gathering and treating services Access to premium downstream pipelines in the area Offers potential compression services in future years Visible organic growth opportunities Low cost system expansions as additional capacity needed Potential area consolidation play 3%-5% distributable cash flow accretion in 2012 with significant upside potential as producers ramp development drilling in later years